UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2015

SIRONA DENTAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500, Long Island City, New York 11101
(Address of principal executive offices, including zip code)

(718) 937-5765
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2015, Sirona Dental Systems, Inc., a Delaware corporation (“Sirona”), DENTSPLY International Inc., a Delaware corporation (“DENTSPLY”), and Dawkins Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of DENTSPLY (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the companies will combine in an all-stock merger of equals. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sirona (the “Merger”), with Sirona continuing as the surviving corporation and becoming a wholly owned subsidiary of DENTSPLY. Upon the closing of the Merger, the name of DENTSPLY will be changed to “DENTSPLY SIRONA Inc.”

Upon the closing of the Merger, each issued and outstanding share of Sirona common stock, par value $0.01 per share (the “Sirona Common Stock”), will automatically be converted into the right to receive 1.8142 shares of common stock, par value $0.01 per share, of DENTSPLY (the “DENTSPLY Common Stock”) (the exchange ratio of one share of Sirona Common Stock for 1.8142 shares of DENTSPLY Common Stock, the “Exchange Ratio”). Upon closing of the Merger, DENTSPLY shareholders will own 58% and Sirona shareholders will own 42% of the combined company.

Shares of DENTSPLY Common Stock to be issued in the Merger will be listed on the Nasdaq Global Select Market. No fractional shares of DENTSPLY Common Stock will be issued in the Merger, and holders of shares of Sirona Common Stock will receive cash in lieu of any such fractional shares. Sirona stock options and other equity awards will generally, upon completion of the Merger, be converted into stock options and equity awards with respect to DENTSPLY Common Stock based on the Exchange Ratio.

The Merger Agreement provides that, upon the closing of the Merger, the board of directors of the combined company will be comprised of 11 members, consisting of (a) six of DENTSPLY’s current directors and (b) five of Sirona’s current directors. Upon completion of the Merger, Jeffrey T. Slovin, currently a director and the President and Chief Executive Officer of Sirona, will serve as a director and as Chief Executive Officer of the combined company, and Bret W. Wise, the current Chairman and Chief Executive Officer of DENTSPLY, will serve as Executive Chairman of the board of directors of the combined company. The combined company will have its global headquarters in York, Pennsylvania, while the international headquarters will be located in Salzburg, Austria.

The respective boards of directors of DENTSPLY and Sirona have unanimously approved the Merger Agreement, and the board of directors of Sirona has agreed to recommend that Sirona’s stockholders adopt the Merger Agreement. In addition, the board of directors of DENTSPLY has agreed to recommend that DENTSPLY’s stockholders approve the issuance of shares of DENTSPLY Common Stock in the Merger and the amendment to the DENTSPLY certificate of incorporation to, among other things, change the name of DENTSPLY to “DENTSPLY SIRONA Inc.” and increase the amount of authorized DENTSPLY Common Stock.

Consummation of the Merger is subject to customary closing conditions, including approvals by Sirona stockholders and DENTSPLY stockholders, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the approval of the European Commission pursuant to the requirements of Council Regulation 139/2004 of the European Union, as amended, the effectiveness of certain filings with the Securities and Exchange Commission (the “SEC”), the approval of certain other foreign antitrust authorities, and receipt of opinions from legal counsel regarding the intended tax treatment of the Merger.

The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, so that none of Sirona, DENTSPLY, Merger Sub or any of the Sirona stockholders generally will recognize any gain or loss on the issuance or receipt of DENTSPLY Common Stock in the Merger, except that Sirona stockholders generally may recognize gain or loss with respect to cash received in lieu of fractional shares of DENTSPLY Common Stock.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of reasonable best efforts to cause the conditions to the Merger to be satisfied.

Neither DENTSPLY nor Sirona is permitted to solicit, initiate or knowingly encourage or induce any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to a party’s stockholders approving the transactions, including the Merger, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith is or could reasonably be expected to lead to a superior proposal. Each party’s board of directors may change its recommendation to its stockholders (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would be inconsistent with the exercise of the directors’ fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both DENTSPLY and Sirona. Upon termination of the Merger Agreement, under certain specified circumstances, (i) DENTSPLY may be required to pay a termination fee of $280 million to Sirona, (ii) Sirona may be required to pay a termination fee of $205 million to DENTSPLY, and (iii) a party may be required to reimburse the other party for expenses of up to $15 million.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about DENTSPLY, Sirona or their respective subsidiaries and affiliates. The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of DENTSPLY or Sirona.

Item 5.02 Compensatory Arrangements of Certain Officers

On September 15, 2015, Sirona entered into a Letter Amendment (the “Amendment”) with Jeffrey T. Slovin amending his Employment Agreement, dated June 14, 2006, as amended (the “Employment Agreement”), to provide that, if (but only if) his new employment agreement (to be entered into with the combined company prior to and in connection with the Merger) does not contain a certain level of compensation and separation benefits for a minimum of three years, Mr. Slovin may terminate his employment for “Good Reason” (as defined in the Employment Agreement) and receive severance pursuant to the terms of the Employment Agreement.

The foregoing description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 15, 2015, the board of directors of Sirona determined that it was in the best interests of Sirona and its stockholders to amend the By-Laws of Sirona (the “By-Laws”) and by resolution authorized, approved and adopted an amendment to the By-Laws (the “By-Laws Amendment”). The By-Laws Amendment became effective immediately upon its adoption. The By-Laws Amendment provides that the chairman of any stockholders meeting of Sirona shall have the right and authority to convene and recess and/or adjourn such meeting, to prescribe the rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of such meeting, are appropriate for the conduct of the meeting. The By-Laws Amendment further provides that, unless Sirona consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Sirona, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of Sirona to Sirona or to Sirona’s stockholders, (c) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the By-Laws or (e) any action asserting a claim against Sirona governed by the internal affairs doctrine.

The foregoing description of the By-Laws Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the By-Laws Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Forward Looking Statements

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of DENTSPLY and Sirona. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between DENTSPLY and Sirona, including future financial and operating results; DENTSPLY’s and Sirona’s plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the Merger that are not historical facts. Forward-looking statements are based on information currently available to DENTSPLY and Sirona and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between DENTSPLY and Sirona, these factors could include, but are not limited to: the risk that DENTSPLY or Sirona may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; the continued strength of the dental and medical device markets; unexpected changes relating to competitive factors in the dental and medical devices industries; the timing, success and market reception for DENTSPLY’s and Sirona’s new and existing products; the possibility of new technologies outdating DENTSPLY’s or Sirona’s products; the outcomes of any litigation; continued support of DENTSPLY’s or Sirona’s products by influential dental and medical professionals; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.

Additional information concerning other risk factors is also contained in DENTSPLY’s and Sirona’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond DENTSPLY’s or Sirona’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither DENTSPLY nor Sirona undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per DENTSPLY share or Sirona share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per DENTSPLY share or Sirona share, as applicable. Neither DENTSPLY nor Sirona gives any assurance (1) that either DENTSPLY or Sirona will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning DENTSPLY, Sirona, the proposed transaction, the combined company or other matters and attributable to DENTSPLY or Sirona or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information And Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between DENTSPLY and Sirona or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination transaction between DENTSPLY and Sirona will be submitted to the respective stockholders of DENTSPLY and Sirona for their consideration. DENTSPLY will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of DENTSPLY and Sirona that also constitutes a prospectus of DENTSPLY. DENTSPLY and Sirona will deliver the joint proxy statement/prospectus to their respective stockholders as required by applicable law. DENTSPLY and Sirona also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which DENTSPLY or Sirona may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DENTSPLY AND SIRONA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DENTSPLY, SIRONA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about DENTSPLY and Sirona, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. DENTSPLY and Sirona make available free of charge at www.sirona.com and www.dentsply.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

DENTSPLY, Sirona, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of DENTSPLY and Sirona in connection with the proposed transaction. Information about the directors and executive officers of Sirona is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on January 28, 2015. Information about the directors and executive officers of DENTSPLY is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 10, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 15, 2015, by and among DENTSPLY International Inc., Sirona Dental Systems, Inc. and Dawkins Merger Sub Inc.*

3.1	First Amendment to By-Laws of Sirona Dental Systems, Inc., dated September 15, 2015

10.1	Letter Amendment to Amended and Restated Employment Agreement of Jeffrey T. Slovin, dated September 15, 2015, between Sirona Dental Systems, Inc. and Jeffrey T. Slovin

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.

	By:	/s/ Jonathan Friedman
Date: September 16, 2015		Jonathan Friedman
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 15, 2015, by and among DENTSPLY International Inc., Sirona Dental Systems, Inc. and Dawkins Merger Sub Inc.*

3.1	First Amendment to By-Laws of Sirona Dental Systems, Inc., dated September 15, 2015

10.1	Letter Amendment to Amended and Restated Employment Agreement of Jeffrey T. Slovin, dated September 15, 2015, between Sirona Dental Systems, Inc. and Jeffrey T. Slovin

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.